                                                                    EXHIBIT 99.3

                       [CAPPELLO CAPITAL CORP. LETTERHEAD]



March 24, 2004

Mr. Klaus Moeller
Chairman and Chief Executive Officer
Genius Products, Inc.
11250 El Camino Real
San Diego, CA 92130

Dear Mr. Moeller,

This letter shall confirm the engagement of Cappello Capital Corp. ("Advisor") as exclusive financial advisor to Genius Products, Inc. ("Company") to perform the corporate finance advisory services provided for herein. The Company, as defined herein, shall include Genius Products, Inc., its subsidiaries, affiliates and any entities it may form, merge into, be acquired by, or invest in. The term of this agreement ("Agreement") shall run from the date of receipt by Advisor of the Company's signed acceptance of this Agreement, until twenty four (24) months thereafter, and may be extended by mutual consent of the parties or cancelled pursuant to the terms hereof ("Term"). This Agreement may be canceled by either party as provided in the paragraph entitled "Termination of Agreement."

TRANSACTION:

     The corporate finance advisory services that may be performed by the Advisor are the following types of Transactions with an investor or entity introduced or identified by or on behalf of Advisor or Company or who contacts or is contacted by Advisor or Company during the term of the Agreement (individually or collectively a "Covered Party"). Both the Company and the Advisor must agree on which of the following activities the Advisor would pursue on behalf of the Company. As used in this Agreement, the Term "Transaction" shall include, but specifically not be limited to or by:

         a) a private placement, conducted pursuant to Regulation D of the U.S. Securities Act of 1933 or other applicable U.S. or foreign securities laws, rules and regulations with a Covered Party (a "Private Placement") including, without limitation, a placement of equity, debt or convertible securities in such amount as the Company and the Advisor may agree upon ("Placement Amount");

         b) a strategic alliance (a "Strategic Alliance") that involves an agreement with a Covered Party that may, either directly or indirectly, enter into any type of sales, marketing and/or management agreement with the Company;

         c) the sale of the Company (a "Sale" or "Merger"), whether by merger, stock sale or sale in one or more transactions, of all or substantially all of the assets of the Company to a Covered Party or where the shareholders of the Company own less than a majority of the surviving entity;

         d) the sale of a portion of the Company (a "Divestiture"), whether by merger, stock sale or sale in one or more transactions, of a portion of the assets of the Company to a Covered Party;




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GENIUS PRODUCTS, INC. - CAPPELLO CAPITAL CORP.
Engagement Agreement - March 24, 2004 - Page 2


         e) a recapitalization (a "Recapitalization") involving the issuance of any indebtedness or equity securities by the Company to a Covered Party which may involve, among other items, an extraordinary dividend being paid or equity securities being repurchased by the Company, whether as a stand alone Transaction or in connection with a related Transaction;

         f)       a strategic acquisition (an "Acquisition") pursuant to which
                  (i) the Company consummates a merger, consolidation or other business combination with a Covered Party, where the Company is the surviving entity (or its shareholders own a majority of the equity in the surviving entity) in such business combination, or (ii) the Company acquires a majority of the total equity ownership of a Covered Party, or all or substantially all of the assets of a Covered Party.

DESCRIPTION OF SERVICES:

     The Advisor will, to the extent requested by the Company, assist the Company with the recruiting of board members and certain executives, financial planning, business development, investor relations and other management matters. Advisor will also assist the Company in analyzing potential Transactions according to the terms and conditions of this Agreement. In this regard, the Advisor may undertake certain activities on behalf of the Company, including the following:

         a) assisting in the recruitment of a chief financial officer with a relevant industry background and previous public-company experience;

         b) assisting in the recruitment of board members, including member(s) of the audit committee with strong reputations in the Company's industry and in the financial community;

         c)       assisting with financial analysis and support;

         d) assisting with strategic planning, including the development of a comprehensive financial model;

         e) assisting in the development and implementation of a comprehensive investor relations strategy;

         f) counseling the Company as to strategy and tactics for effecting a potential Transaction; g) advising the Company as to the structure and form of a possible Transaction, including the form of any agreements related thereto;

         h) assisting the Company in obtaining appropriate information and in preparing due diligence presentations related to a potential Transaction;

         i) introducing the Company to institutional investors, accredited individual investors, strategic or financial buyers, distributors, licensees, and/or strategic partners, as may be appropriate;

         j) assisting in negotiations related to a potential Transaction, as may be appropriate, on behalf of the Company;

         k) rendering such other financial advisory and investment banking services as may from time to time be agreed upon by the Company and the Advisor.

EXCLUSIVITY:

     The Company agrees that no other financial advisor is or will be authorized by it during the Term of this Agreement to perform services on the Company's behalf of the type described hereunder or which Advisor is otherwise authorized to perform hereunder. No fee payable to any other financial advisor either by the Company or any other entity shall reduce or otherwise affect the fees payable hereunder to Advisor, except as otherwise agreed to in writing by Advisor.




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GENIUS PRODUCTS, INC. - CAPPELLO CAPITAL CORP.
Engagement Agreement - March 24, 2004 - Page 3


CONFIDENTIALITY:

     The Company agrees that, without prior written consent, it will not disclose, and will not include in any public announcement, the name or names of any investor, buyer, or strategic partner, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement, unless the Company has received approval from the other party.

CLOSING:

     The closing ("Closing") of a Transaction shall occur on the earlier of execution of all material legal documentation or the transfer (if applicable) of funds. Any Closing is subject to mutually satisfactory documentation and approval by the Company's Board of Directors.

INFORMATION FURNISHED BY THE COMPANY:

     The Company will furnish Advisor with all financial and other information and data as Advisor believes appropriate in connection with its activities on the Company's behalf, and shall provide Advisor full access to its officers, directors, employees and professional advisors. The Company agrees that it and its counsel will be solely responsible for ensuring that the Transaction complies in all respects with applicable law. The Company represents and warrants that any written or oral communication with Advisor at all times through Closing, will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Company will promptly notify Advisor if it learns of any material inaccuracy or misstatement in, or material omission from, any information theretofore delivered to Advisor. The Company recognizes and confirms that Advisor, in connection with performing its services hereunder, (i) will be relying without investigation upon all information that is available from public sources or supplied to it by or on behalf of the Company or its advisors,
     (ii) will not in any respect be responsible for the accuracy or completeness of, or have any obligation to verify, the same and (iii) will not conduct any appraisal of any assets of the Company. The Company will also cause to be furnished to Advisor at the Closing copies of such agreements, opinions, certificates and other documents delivered at the Closing as Advisor may reasonably request.

WAIVER OF CONFLICTS:

     The Company acknowledges that Advisor and its affiliates have and will continue to have investment banking and other relationships with parties other than the Company pursuant to which Advisor may acquire information of interest to the Company. Advisor shall have no obligation to disclose such information to the Company, or to use such information in connection with any contemplated transaction. The Company recognizes that Advisor is being engaged hereunder to provide the services described above only to the Company and to all other parties, if any, who execute this Agreement in specified other capacities and is not acting as an agent or a fiduciary of, and shall have no duties or liability to, the equity holders of the Company or any third party in connection with its engagement hereunder, all of which are hereby expressly waived. No one other than the Company (and such other parties in such capacities, if any) is authorized to rely upon the engagement of Advisor hereunder or any statements, advice, opinions or conduct by Advisor. Upon termination of this Agreement (as defined in the "Termination of Agreement" section of this Agreement), the Company agrees to release Advisor with respect to provision of future corporate finance services to any shareholder or affiliate of the Company or Covered Party. Such services may include, but not be limited to, those described in this Agreement.



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GENIUS PRODUCTS, INC. - CAPPELLO CAPITAL CORP.
Engagement Agreement - March 24, 2004 - Page 4


FEES AND EXPENSES:

     With respect to the services rendered hereunder, the following describes the fees and expense reimbursements that the Company agrees to pay the
     Advisor:

         a) A retainer fee of $10,000 per month, with the first installment payable upon the execution of this Agreement. This fee shall be credited against aggregate fees in excess of $350,000 due per paragraphs (b), (c), (d), (e), (f) or (g) of the Fees and Expenses section of this Agreement.

         b) In the event that the Company proceeds with a Private Placement, the Advisor will assist the Company with preparation of an information package, identify potential investors, and negotiate the terms and funding of the Transaction. At Closing of a Private Placement, the Company will pay the Advisor a cash fee equal to a percentage of the placement amount, or at the Advisor's option, a percentage of the same security privately placed, according to SCHEDULE A attached for equity (or securities convertible, exchangeable or redeemable into equity), according to SCHEDULE B attached for mezzanine capital (includes non-convertible senior debt with an equity component or subordinated debt with or without an equity component), and according to SCHEDULE C attached for senior debt with no equity component.

         c) In the event that the Company proceeds with a Strategic Alliance during the Term, the Advisor will assist the Company with the analysis and negotiation of terms of a sales, marketing and/or management agreement, as the Company may require. At Closing of the Strategic Alliance, the Company will pay the Advisor a fee equal to a percentage of the value to the Company of the Strategic Alliance ("Alliance Value"). Such Alliance Value shall include any revenues or revenue sharing fees, royalties, license fees or milestone payments, and/or other items as may be mutually agreed upon in good faith by the parties hereto, according to SCHEDULE B attached. The Company and the Advisor shall in good faith agree at Closing on the value of any such non-cash consideration that is included in the value of a Strategic Alliance.

         d) In the event that the Company proceeds with a Sale or Merger during the Term, either as a separate Transaction or in conjunction with another Transaction where financing is necessary, the Advisor will assist the Company with preparation of an information package, identify potential partners, and negotiate the terms and funding of the Transaction. At the Closing of such Transaction, the Company will pay the Advisor a Transaction fee equal to a percentage of the aggregate value of all cash, debt or equity securities or other consideration that are issued or exchanged in connection therewith and the value of debt or other liabilities assumed ("Transaction Value"), according to SCHEDULE B attached. At the Advisor's option, this fee may be payable in a form of consideration equivalent to that employed in the Transaction. The Company and the Advisor shall in good faith agree at Closing on the value of any such non-cash consideration that is included in the value of a Sale or Merger.




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GENIUS PRODUCTS, INC. - CAPPELLO CAPITAL CORP.
Engagement Agreement - March 24, 2004 - Page 5


         e) In the event that the Company proceeds with a Divestiture during the Term, either as a separate Transaction or in conjunction with another Transaction where financing is necessary, the Advisor will assist the Company with preparation of an information package, identify potential investors, and negotiate the terms and funding of the Transaction. At the Closing of such Transaction, the Company will pay the Advisor a Transaction fee equal to a percentage of the Transaction Value, according to SCHEDULE B attached. At the Advisor's option, this fee may be payable in a form of consideration equivalent to that employed in the Transaction. The Company and the Advisor shall in good faith agree at Closing on the value of any such non-cash consideration that is included in the value of a Divestiture.

         f) In the event that the Company proceeds with a Recapitalization during the Term, either as a separate Transaction or in conjunction with another Transaction where financing is necessary, the Advisor will assist the Company with preparation of an information package, identify potential investors, and negotiate the terms and funding of the Transaction. At the Closing of such Transaction, the Company will pay the Advisor a Transaction fee based equal to a percentage of the Transaction Value, according to SCHEDULE A attached for equity (or securities convertible or exchangeable into equity or redeemable), according to SCHEDULE B attached for mezzanine capital (includes non-convertible senior debt with an equity component or subordinated debt with or without an equity component), and according to SCHEDULE C attached for senior debt with no equity component. At the Advisor's option, this fee may be payable in a form of consideration equivalent to that employed in the Transaction. The Company and the Advisor shall in good faith agree at Closing on the value of any such non-cash consideration that is included in value of a Recapitalization.

         g) In the event that the Company proceeds with an Acquisition during the Term, the Advisor will assist the Company with due diligence and negotiation of Acquisition terms. The Company will pay the Advisor, immediately upon Closing of any Acquisition, a Transaction fee equal to a percentage of the Transaction Value according to SCHEDULE B attached. At the Advisor's option, this fee may be payable in a form of consideration equivalent to that employed in the Transaction. The Company and the Advisor shall in good faith agree at Closing on the value of any such non-cash consideration that is included in the value of an Acquisition.

         h) Notwithstanding the above, in the event Advisor receives compensation from a third party in connection with the consummation of a Transaction with the Company during the Term, such compensation shall be credited against any fees due to Advisor from Company per paragraphs (b), (c), (d), (e), (f) or (g) of the Fees and Expenses section of this Agreement.

         i) Any securities payable to the Advisor under this Agreement shall entitle the Advisor to full, unconditional piggyback registration rights without any holdback obligations.

         j) The Company agrees to immediately reimburse any out of pocket expenses incurred by the Advisor during the Term of the Agreement, whether or not a Transaction is consummated, including, but not limited to legal, consulting, travel, lodging and due diligence expenses. Individual Advisor expenses in excess of $1,000 shall require the prior written approval of the Company. On a month to month basis, the Company will immediately reimburse the Advisor for all expenses related to arranging a Transaction, or other services provided described heretofore, including, but not limited to legal, consulting, travel, lodging and due diligence expenses.

         k) In the event that Advisor's fees, costs or other compensation, including warrants or other equity securities, are not paid within twenty (20) days from the date due, or the date of Advisor's invoice, if any, there will be an additional charge at a monthly rate of one percent (1%), or such lesser rate mandated by California law, upon the unpaid balance or fair market value of such securities, as applicable.

TERMINATION OF AGREEMENT:

     After an initial period of twelve (12) months, this Agreement may be cancelled by either party upon thirty (30) days prior written notice to the other party. Termination shall be deemed effective the earlier of thirty
     (30) days following that date of such written notice or as mutually agreed upon by Company and Advisor ("Termination").




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GENIUS PRODUCTS, INC. - CAPPELLO CAPITAL CORP.
Engagement Agreement - March 24, 2004 - Page 6


BREAK-UP FEE:

     If, during the Term of this Agreement, the Company decides not to proceed with a Transaction with Advisor and/or a Covered Party and instead, during the twelve (12) month period following the Termination of this Agreement, consummates a Transaction, financing, merger or other transaction on substantially similar terms to those proposed by a Covered Party introduced to the Company by the Advisor during the term of this Agreement which provides for a minimum investment of $5.0 million, but with an investor or entity that is not a Covered Party, the Company will immediately forward to Advisor a cash payment equal to 50% of the fee provided for in SCHEDULE A, SCHEDULE B or SCHEDULE C attached, as may be applicable, that would otherwise be paid according to paragraphs (b), (c), (d), (e), (f) or (g) of the Fees and Expenses section of this Agreement. A Transaction shall be deemed consummated before such date if any agreement in principle which includes all material terms of such Transaction is reached prior to such date even if the closing occurs later.

ADVISOR WARRANTS:

     Upon execution of this Agreement, the Company will issue to Advisor or its designees, as partial compensation for the services rendered hereunder, warrants exercisable into two million (2,000,000) shares of the Company's common stock with an exercise price of $2.50 per share. Notwithstanding the foregoing, any warrants issued in anticipation of the exercise of currently outstanding options, rights or warrants, may be cancelled by the Company in the event said options, rights, or warrants, are not exercised or exchanged prior to their respective maturities. These warrants shall vest according to the following schedule: 500,000 upon the execution of this Agreement and 100,000 monthly beginning five (5) months after the execution of this Agreement and continuing for fifteen (15) months thereafter. These warrants will have a ten-year life and may be exercised incrementally over time. A cashless exercise may be used for all warrant transactions. No fees will be payable to the Advisor in connection with the exercise of these warrants. The issuance of these warrants is a material inducement to Cappello Capital Corp. to enter into this Agreement. These warrants shall be deemed earned at the time of issuance. These warrants will be convertible into common stock with full, unconditional piggyback registration rights without any holdback obligations.

ADDITIONAL INVESTMENT OPTION:

     Effective as of the Closing of any Transaction during the Term with a Covered Party that involves a Private Placement, in lieu of an over-allotment option, the Advisor or its designees shall have the right to purchase from the Company for $100.00 an option to purchase ten percent (10%) of the securities that are placed in this financing or a warrant to acquire ten percent (10%) of the shares into which such securities are convertible, at a price equal to the price paid by the investor(s) (or the price of the shares at the time the merger is agreed upon) at Closing. For example:

                  Placement Amount:                           $10,000,000
                  Additional Investment Option:                 1,000,100
                                                              -----------
                  Total Funds Raised:                         $11,000,100
                                                              ===========

     The option shall expire ten (10) years from Closing and may be exercised incrementally over time. A cashless exercise may be used for all related option or warrant transactions. The common stock underlying these options or warrants will be subject to full, unconditional piggyback registration rights without any holdback obligations.




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GENIUS PRODUCTS, INC. - CAPPELLO CAPITAL CORP.
Engagement Agreement - March 24, 2004 - Page 7


FUTURE INVESTMENTS:

     Notwithstanding anything to the contrary herein, if any Covered Party (or their collective affiliates) consummates a Transaction with the Company under the terms of this Agreement where Advisor is not the placement agent or financial advisor, at any time within two (2) years of the Termination or expiration of the Term, as extended, if extended, the Company agrees to promptly pay the Advisor according to the Fees and Expenses section of this Agreement and the Additional Investment Option section of this Agreement. A Transaction shall be deemed consummated before such date if any agreement in principle which includes material terms of such Transaction is reached prior to such date even if the closing occurs later. Within thirty (30) business days following the Termination or expiration of the Term, Advisor shall deliver to the Company a list of Covered Parties, which list shall establish the basis for compensation under the provisions of the Agreement following the expiration of the Term.

ATTORNEY'S FEE PROVISION:

     In the event of any legal dispute between the Company and the Advisor, all reasonable attorney's fees and related expenses of the prevailing party shall be paid by the other party (which shall include an award of interest at 10% per annum and recovery of costs by the prevailing party).

GOVERNING LAW AND JURISDICTION:

     California Law and California Courts. All lawsuits, hearings, arbitration or other proceedings shall take place in Los Angeles County, State of California. The parties irrevocably waive any objections they may have based on improper venue or inconvenient forum in Los Angeles County, State of California.

MISCELLANEOUS:

     All payments and reimbursements of expenses payable hereunder shall be made in U.S. dollars in immediately available funds. This Agreement contains all of the understandings between the parties hereto with reference to the subject matter hereof. No other understanding not specifically referred to herein, oral or otherwise, shall be deemed to exist or bind any of the parties hereto and any such understandings, oral or otherwise, not specifically referred to herein shall be merged into this Agreement and superseded by the provisions hereof. No officer or employee of any party has any authority to make any representation or promise not contained herein. Advisor has the right to publish a tombstone describing the Transaction upon closing at its own expense, which may include the reproduction of the Company's logo and a link to the Company's website. If requested by Advisor, the Company agrees to include a mutually acceptable reference to advisor in any press release or other public announcement made by the Company regarding a Transaction as contemplated herein. This Agreement cannot be modified or changed except by a written instrument signed by each party hereto.

RESTRICTED TRADING:

     Upon execution of this Agreement, Advisor shall inform its personnel that the Company's publicly traded stock has been placed on its restricted trading list.

INDEMNIFICATION:

     Recognizing that Advisor, in providing the services contemplated hereby, will be acting as representative of and relying on information provided by the Company, the Company agrees to the provisions of Attachment A hereto. The Company shall use its best efforts to cause any binding agreements with acquirers or providers of capital or financing to include exculpation and indemnification provisions in favor of Advisor which are equivalent to the foregoing and are binding on such persons. It is specifically understood and agreed that the indemnification provisions of Attachment A shall be binding on the successors and assigns of the parties hereto and of the indemnified parties, specifically including the continuing corporation after any Transaction and any successor thereto whether by subsequent merger, consolidation or transfer of all or substantial part of the assets or business of the Company or such continuing corporation.



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GENIUS PRODUCTS, INC. - CAPPELLO CAPITAL CORP.
Engagement Agreement - March 24, 2004 - Page 8


SEVERABILITY:

     If any provision of this Agreement is finally held by an appropriate trier of fact to be illegal, unenforceable, or invalid in whole or in part for any reason, that provision or such part of it will be deemed stricken from this Agreement, and will not affect legality, enforceability, or validity of the remainder of this Agreement.

PATRIOT ACT:

     The USA PATRIOT ACT is designed to detect, deter and punish terrorists in the U.S. and abroad. Under the requirements imposed on us by the NASD under this Act, we may ask you to provide various identification documents and/or other information during our transaction process.

IRS TAX SHELTER:

     Notwithstanding any agreement or representation, written or oral, by the Company and any other party to in the Transaction or any engagement relating thereto, either Advisor or Company may disclose to any and all persons, without limitations of any kind, the tax structure and tax aspects of the Transaction and any such engagement, and all materials of any kind (including opinions or other analyses) that are provided to it relating to such tax structure and tax aspects; provided, however, that unless otherwise permitted by the terms of this Agreement, such disclosure may not be made until the earlier of (x) the date of the public announcement of discussions relating to the Transaction (y) the date of the public announcement of the Transaction and (z) the date of execution of an agreement to enter into the Transaction. However, to the extent not inconsistent with the immediately preceding sentence, neither Company nor Advisor may disclose (except as required by law or pursuant to the tax shelter regulations under Internal Revenue Code sections 6011, 6111 or
     6112) to any person or entity (a) the existence and status of any ongoing negotiations between the parties concerning a possible Transaction; (b) any specific pricing information or the amount of any fees, expenses, rates or payments arising in connection with the Transaction; (c) any of the specific properties or assets involved in the Transaction (other than generic properties or assets relating to the structure of the Transaction),
     (d) financial and other projections and any firm-specific or industry analysis and (e) the identity of any participants in the Transaction.




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GENIUS PRODUCTS, INC. - CAPPELLO CAPITAL CORP.
Engagement Agreement - March 24, 2004 - Page 9


If this Agreement meets with your approval, please indicate your acceptance of the above by signing where indicated below and returning this Agreement by facsimile and the original by mail to the undersigned.

Thank you for the opportunity to be of service.


Sincerely,

/s/ Bruce L. Pompan

Bruce L. Pompan
Managing Director
Cappello Capital Corp.



AGREED AND ACCEPTED:

The foregoing accurately sets forth our understanding and agreement with respect to the matters set forth herein.

Genius Products, Inc.

By:   /s/ Klaus Moeller

Title:   CEO

Date:  March 24, 2004




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GENIUS PRODUCTS, INC. - CAPPELLO CAPITAL CORP.
Engagement Agreement - March 24, 2004 - Page 10




                                   SCHEDULE A

--------------- ----------------------------------------- -----------------
                For Amounts Raised (in millions)              Fees(1)
--------------- ----------------------------------------- -----------------
                Up to $25.0                                    7.50%
--------------- ----------------------------------------- -----------------
                From $25.1 to $50.0                            7.25%
--------------- ----------------------------------------- -----------------
                From $50.1 to $75.0                            7.00%
--------------- ----------------------------------------- -----------------
                From $75.1 to $100.0                           6.75%
--------------- ----------------------------------------- -----------------
                From $100.1 to $125.0                          6.50%
--------------- ----------------------------------------- -----------------
                From $125.1 to $150.0                          6.25%
--------------- ----------------------------------------- -----------------
                From $150.1 to $200.0                          6.00%
--------------- ----------------------------------------- -----------------
                From $200.1 to $250.0                          5.75%
--------------- ----------------------------------------- -----------------
                From $250.1 to $300.0                          5.50%
--------------- ----------------------------------------- -----------------
                $300.1+                                        5.25%
--------------- ----------------------------------------- -----------------

                  (1) As a percentage of Placement Amount raised for each Private Placement.

Example: the fee for a Private Placement valued at $75.0 million would be calculated as follows: ($25.0 x 7.50%) + ($25.0 x 7.25%) + ($25.0 x 7.00%) =
$1.875 + $1.8125 + $1.750 = $5.4375 million.



                                   SCHEDULE B

--------------- ----------------------------------------- -----------------
                For Transaction Value (in millions)            Fees(1)
--------------- ----------------------------------------- -----------------
                Up to $25.0                                     4.50%
--------------- ----------------------------------------- -----------------
                From $25.1 to $50.0                             4.25%
--------------- ----------------------------------------- -----------------
                From $50.1 to $75.0                             4.00%
--------------- ----------------------------------------- -----------------
                From $75.1 to $100.0                            3.75%
--------------- ----------------------------------------- -----------------
                From $100.1 to $125.0                           3.50%
--------------- ----------------------------------------- -----------------
                From $125.1 to $150.0                           3.25%
--------------- ----------------------------------------- -----------------
                $150.1+                                         3.00%
--------------- ----------------------------------------- -----------------

                  (1) As a percentage of the Placement Amount, Alliance Value or Transaction Value for each Transaction.

Example: the fee for a Transaction valued at $75.0 million would be calculated as follows: ($25.0 x 4.50%) + ($25.0 x 4.25%) + ($25.0 x 4.00%) = $1.125 +
$1.0625 + $1.000 = $3.320 million.




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GENIUS PRODUCTS, INC. - CAPPELLO CAPITAL CORP.
Engagement Agreement - March 24, 2004 - Page 11



                                   SCHEDULE C
--------------- ----------------------------------------- -------------------
                For Transactions (in USD millions)             Fees(1)
--------------- ----------------------------------------- -------------------
                Up to $25.0                                     2.00%
--------------- ----------------------------------------- -------------------
                From $25.1 to $50.0                             1.75%
--------------- ----------------------------------------- -------------------
                From $50.1 to $75.0                             1.50%
--------------- ----------------------------------------- -------------------
                From $75.1 to $100.0                            1.25%
--------------- ----------------------------------------- -------------------
                $100.1+                                         1.00%
--------------- ----------------------------------------- -------------------

                  (1) As a percentage of the Placement Amount or Transaction Value for each Transaction.

Example: the fee for a Transaction valued at $75.0 million would be calculated as follows: ($25.0 x 2.00%) + ($25.0 x 1.75%) + ($25.0 x 1.50%) = $0.5000 +
$0.4375 + $0.3750 = $1.3125 million.

GENIUS PRODUCTS, INC. - CAPPELLO CAPITAL CORP.
Engagement Agreement - March 24, 2004 - Page 12


INDEMNIFICATION - ATTACHMENT A
------------------------------

         The Company shall indemnify and hold harmless the Advisor and its respective directors, officers, agents, employees, affiliates and representatives (collectively the "Indemnified Persons" and individually an "Indemnified Person"), to the full extent lawful, from and against any losses, liabilities, claims or damages, including fees and expenses of legal counsel, related to or arising out of the Advisor's engagement hereunder or the Advisor's role in the Transaction contemplated hereby, including any losses, liabilities, claims or damages arising out of any statements or omissions made in connection with the Transaction contemplated hereby; provided, however, that such indemnity shall not apply to claims which are determined by a final judgment of a court of competent jurisdiction to have resulted directly from the fraud, gross negligence or willful misconduct of an Indemnified Person. No Indemnified Person shall have any liability to the Company for or in connection with this engagement, except for any which are determined by a final judgment of a court of competent jurisdiction to have resulted directly from the fraud, or willful misconduct of the Indemnified Person. Notwithstanding any other provisions hereunder, in no event shall the Indemnified Persons be liable to the Company for an amount greater, in the aggregate, than the cash fees actually received by the Advisor hereunder. These indemnification provisions are not exclusive, and shall be in addition to any other rights that any Indemnified Person may have at common law or otherwise.

         If any action is brought against any Indemnified Person in respect to which indemnity may be sought against the Company pursuant to this Agreement, or if any Indemnified Person receives notice from any potential litigant of a claim which such person reasonably believes will result in the commencement of any action or proceeding, such Indemnified Person shall promptly notify the Company in writing. Failure to notify the Company of any such action or proceeding shall not, however, relieve the Company from any other obligation or liability which it may have to any Indemnified Person under this Agreement or otherwise, except to the extent that the Company demonstrates that defense of such action is materially prejudiced by this failure. In case any such action or proceeding shall be brought against any Indemnified Person, the Company shall be entitled (at its own expense) to participate in such action or proceeding with counsel of the Company's choice, or to compromise or settle the action or proceeding, at its expense. Counsel selected by the Company under these circumstances must be satisfactory to the Indemnified Person in the exercise of its reasonable judgment. Notwithstanding the Company's election to assume the defense of any action or proceeding, the Indemnified Person shall have the right to employ separate counsel and to participate in the defense of any action or proceeding, and the Company shall bear the reasonable fees, costs and expenses of this separate counsel, if (a) the use of counsel chosen by the Company to represent the Indemnified Person would, in the judgment of the Indemnified Person, create a conflict of interest; (b) the defendants in, or targets of, any action or proceeding include both an Indemnified Person and the Company, and the Indemnified Person shall have reasonably concluded that a conflict of interest exists between such Indemnified Person and the Company because, among other matters, there may be legal defenses available to it or to other Indemnified Persons which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action or proceeding on behalf of the Indemnified Person; (c) the Company shall not have employed counsel satisfactory to such Indemnified Person in the exercise of the Indemnified Person's reasonable judgment to represent such Indemnified Person within a reasonable time after notice of the institution of such action or proceeding; or (d) the Company shall authorize such Indemnified Person to employ separate counsel at the Company's expense. The Company shall pay all reasonable fees, costs and expenses of any separate counsel retained pursuant to this paragraph at least quarterly.

GENIUS PRODUCTS, INC. - CAPPELLO CAPITAL CORP.
Engagement Agreement - March 24, 2004 - Page 13


         In order to provide for just and equitable contribution, if a claim for indemnification is found unenforceable in a final, non-appealable judgment by a court of competent jurisdiction, even though the express provisions of this Agreement provide for indemnification in such case, the Company and the Advisor shall contribute to the losses, claims, damages, judgments, liability, expenses or costs for which the Indemnified Person may be liable in accordance with the relative benefits received by, and the relative fault of each respective party in connection with the statements, acts or omissions which resulted in losses, claims, damages, judgments, liabilities, or costs. The Company agrees that under these circumstances, a pro rata allocation would be unfair. Under no circumstances, however, will the Advisor be obliged to make any contribution to any expenses described in this paragraph which is greater than the amount of cash previously received by Advisor for its services to the Company. No person found liable for a fraudulent misrepresentation or omission shall, however, be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation of omission.

         These indemnification provisions shall (i) remain operative and in full force and effect regardless of any Termination or completion of the engagement of the Advisor; (ii) inure to the benefit of any successors, assigns, heirs or personal representative of any Indemnified Person; and (iii) be in addition to any other rights that any Indemnified Person may have at common law or otherwise.

AGREED AND ACCEPTED:

The foregoing accurately sets forth our understanding and agreement as pertains to the Agreement dated March 24, 2004.

Genius Products, Inc.

By:   /s/ Klaus Moeller

Title:   CEO

Date:  March 24, 2004